Exhibit 99.1

Neal A. Fuller, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2020 FOURTH QUARTER AND

YEAR-END RESULTS

Reports $86.6 Million of Net Income in 2020

Increases quarterly dividend by 7.4%

DeRidder, LA – February 24, 2021 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced results for the fourth quarter and year ended December 31, 2020.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	% Change	2020	2019	% Change
	(in thousands, except per			(in thousands, except per
	share data)			share data)
Net premiums earned	$74,702	$82,277	-9.2%	$304,427	$332,888	-8.5%
Net investment income	7,228	8,035	-10.0%	29,364	32,483	-9.6%
Net realized gains (losses) on investments (pretax)	(332)	(53)	NM	1,132	(80)	NM
Net unrealized gains on equity securities (pre-tax)	6,553	1,593	NM	4,204	4,758	NM
Net income	28,501	34,014	-16.2%	86,602	92,690	-6.6%
Diluted earnings per share	$1.47	$1.76	-16.5%	$4.47	$4.80	-6.9%
Operating net income	23,586	32,797	-28.1%	82,387	88,994	-7.4%
Operating earnings per share	$1.22	$1.70	-28.2%	$4.25	$4.60	-7.6%
Book value per share	$22.70	$22.29	1.8%	$22.70	$22.29	1.8%
Net combined ratio	70.4%	59.6%		76.3%	76.6%
Return on average equity	24.8%	30.3%		19.9%	22.1%

G. Janelle Frost, President and Chief Executive Officer, noted, “Insurance is all about risk, and 2020 was unparalleled in terms of risks converging in one year. A global pandemic, natural disasters, and a recession, coupled with a soft workers’ compensation market, made 2020 a unique challenge. We successfully met this challenge through our employees’ dedication to service and the strong foundation built over years of discipline in underwriting and claims management. For the year, this culminated in a combined ratio of 76.3%, slightly better than 2019, and a return on average equity of 19.9%.”

INSURANCE RESULTS

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	% Change	2020	2019	% Change
	(in thousands)			(in thousands)
Gross premiums written	$63,082	$70,706	-10.8%	$303,090	$333,460	-9.1%

Net premiums earned	74,702	82,277	-9.2%	304,427	332,888	-8.5%
Loss and loss adjustment expenses incurred	36,260	33,535	8.1%	157,226	176,342	-10.8%
Underwriting and certain other operating costs, commissions, salaries and benefits	15,589	14,681	6.2%	71,906	74,351	-3.3%
Policyholder dividends	768	797	-3.6%	3,453	4,160	-17.0%

Underwriting profit (pre-tax)	$22,085	$33,264	-33.6%	$71,842	$78,035	-7.9%

Insurance Ratios:
Current accident year loss ratio	72.5%	72.5%		72.5%	72.5%
Prior accident year loss ratio	-24.0%	-31.7%		-20.9%	-19.5%

Net loss ratio	48.5%	40.8%		51.6%	53.0%
Net underwriting expense ratio	20.9%	17.8%		23.6%	22.3%
Net dividend ratio	1.0%	1.0%		1.1%	1.3%

Net combined ratio	70.4%	59.6%		76.3%	76.6%

•

Voluntary premiums on policies written in the quarter were 7.9% lower than the fourth quarter of 2019, primarily due to continued declines in approved loss costs in the states in which we write business. For the full year, voluntary premiums decreased by 7.6%.

•

Payroll audits and related premium adjustments increased premiums written by $1.3 million in the fourth quarter of 2020, compared to $4.0 million in the fourth quarter of 2019. For the full year 2020, audits and related premium adjustments added $6.4 million to premiums, compared to $12.3 million in 2019, a decrease of $5.9 million.

•

The current accident year loss ratio for the fourth quarter was 72.5%, unchanged from the first three quarters of 2020, and for the full year 2019. During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $17.9 million, primarily from accident years 2014 through 2018. For the full year, the company experienced favorable development on prior accident years of $63.5 million, compared with $65.0 million in 2019. The Company attributes its lower claim severities for prior years to benign medical inflation and its claims handling. The Company estimates that its current accident year loss ratio will be 72.0% for 2021, unless there are unforeseen changes in macro conditions.

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•

For the quarter ended December 31, 2020, the underwriting expense ratio was 20.9% compared with 17.8% in the same quarter in 2019. The increase in the expense ratio in the fourth quarter was primarily due to the prior-year period when the end of an assessment related to a multiple injury fund lowered expenses by $3.5 million. For the year ended December 31, 2020, the underwriting expense ratio was 23.6%, compared with 22.3% in 2019.

•

The effective tax rate for the quarter ended December 31, 2020 was 20.0%, compared with 20.8% for the fourth quarter of 2019. The effective tax rate for the full year 2020 was 19.0% compared with 19.8% for 2019. Both rates decreased in the quarter and full year period, due to increased tax-exempt income relative to underwriting profitability.

INVESTMENT RESULTS

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	% Change	2020	2019	% Change
	(in thousands)			(in thousands)
Net investment income	$7,228	$8,035	-10.0%	$29,364	$32,483	-9.6%
Net realized gains (losses) on investments (pre-tax)	(332)	(53)	NM	1,132	(80)	NM
Net unrealized gains on equity securities (pre-tax)	6,553	1,593	NM	4,204	4,758	NM
Pre-tax investment yield	2.4%	2.7%		2.5%	2.8%
Tax-equivalent yield (1)	2.9%	3.1%		2.9%	3.1%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income for the quarter ended December 31, 2020, decreased 10.0% to $7.2 million from $8.0 million in the fourth quarter of 2019, due to lower interest rates on fixed income securities. For the full year 2020, net investment income was $29.4 million compared with $32.5 million for 2019, a decrease of 9.6%, due to lower yields on fixed income securities.

•	As of December 31, 2020, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.2 billion.

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CAPITAL MANAGEMENT

In an accompanying announcement, the Company’s Board of Directors increased the regular quarterly dividend 7.4% from $0.27 per share to $0.29 per share, payable on March 26, 2021 to shareholders of record as of March 12, 2021.

SUPPLEMENTAL INFORMATION

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in thousands, except share and per share data)
Net income	$28,501	$34,014	$86,602	$92,690
Less:
Net realized gains (losses) on investments	(332)	(53)	1,132	(80)
Net unrealized gains on equity securities	6,553	1,593	4,204	4,758
Tax effect (1)	(1,306)	(323)	(1,121)	(982)

Operating net income (2)	$23,586	$32,797	$82,387	$88,994

Average shareholders’ equity (3)	$460,363	$449,472	$434,516	$419,989
Less:
Average accumulated other comprehensive income	20,466	12,413	16,615	5,690

Average adjusted shareholders’ equity (2)	$439,897	$437,059	$417,901	$414,299

Diluted weighted average common shares	19,380,109	19,321,394	19,363,809	19,329,238
Return on average equity (4)	24.8%	30.3%	19.9%	22.1%
Operating return on average adjusted equity (2)	21.4%	30.0%	19.7%	21.5%
Diluted earnings per share	$1.47	$1.76	$4.47	$4.80
Operating earnings per share (2)	$1.22	$1.70	$4.25	$4.60

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for February 25, 2021, at 10:30 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 646-828-8143 (Conference Code 8160061) at least ten minutes before the call begins.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, manufacturing, and agriculture. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors, including the impact of the COVID-19 pandemic on the business and operations of the Company and our policyholders and the market value of our investment portfolio. Additional factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$63,082	$70,706	$303,090	$333,460
Ceded premiums written	(2,348)	(2,191)	(10,276)	(8,995)

Net premiums written	$60,734	$68,515	$292,814	$324,465

Net premiums earned	$74,702	$82,277	$304,427	$332,888
Net investment income	7,228	8,035	29,364	32,483
Net realized gains (losses) on investments	(332)	(53)	1,132	(80)
Net unrealized gains on equity securities	6,553	1,593	4,204	4,758
Fee and other income	70	87	350	321

Total revenues	88,221	91,939	339,477	370,370

Expenses:
Loss and loss adjustment expenses incurred	36,260	33,535	157,226	176,342
Underwriting and other operating costs	15,589	14,681	71,906	74,351
Policyholder dividends	768	797	3,453	4,160
Provision for investment related credit loss benefit	(14)	—	(27)	—

Total expenses	52,603	49,013	232,558	254,853

Income before taxes	35,618	42,926	106,919	115,517
Income tax expense	7,117	8,912	20,317	22,827

Net income	$28,501	$34,014	$86,602	$92,690

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Basic EPS:
Net income	$28,501	$34,014	$86,602	$92,690

Basic weighted average common shares	19,309,055	19,263,723	19,288,996	19,248,657
Basic earnings per share	$1.48	$1.77	$4.49	$4.82
Diluted EPS:
Net income	$28,501	$34,014	$86,602	$92,690

Diluted weighted average common shares:
Weighted average common shares	19,309,055	19,263,723	19,288,996	19,248,657
Stock options and restricted stock	71,054	57,671	74,813	80,581

Diluted weighted average common shares	19,380,109	19,321,394	19,363,809	19,329,238
Diluted earnings per share	$1.47	$1.76	$4.47	$4.80

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2020	2019
	(unaudited)
Assets
Investments	$1,088,744	$1,125,018
Cash and cash equivalents	61,757	43,813
Amounts recoverable from reinsurers	105,803	95,913
Premiums receivable, net	156,760	157,953
Deferred income taxes	13,665	17,513
Deferred policy acquisition costs	17,810	19,048
Other assets	26,316	33,648

	$1,470,855	$1,492,906

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$760,561	$772,887
Unearned premiums	129,260	140,873
Insurance-related assessments	17,995	22,967
Other liabilities	124,223	125,964
Shareholders’ equity	438,816	430,215

Total liabilities and shareholders’ equity	$1,470,855	$1,492,906

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